SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                February 5, 1998



                            AXENT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                  000-28100                    87-0393420
(State of Incorporation)   (Commission File Number)          (IRS Employer
                                                           Identification No.)


                       2400 Research Boulevard, Suite 200
                            Rockville, Maryland 20850
               (Address of principal executive offices) (Zip Code)



                                 (301) 258-5403
                         (Registrant's telephone number)


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Item 2.  Other Events.

         At a special meeting on February 5, 1998, the stockholders of AXENT Technologies, Inc. ("AXENT") approved the issuance of shares of AXENT common stock in connection with the Agreement and Plan of Merger dated as of December 1, 1997 (the "Merger Agreement") by and among AXENT, Raptor Systems, Inc. ("Raptor") and Axquisition Two, Inc. ("Axquisition"), a wholly-owned subsidiary of AXENT, and the 1998 Raptor Option Exchange Plan (the "Exchange Plan"). Pursuant to the terms of the Merger Agreement, Axquisition would be merged with and into Raptor (the "Merger"), which would become a wholly-owned subsidiary of AXENT.

         At a special meeting on February 5, 1998, the stockholders of Raptor approved the Merger Agreement and the Merger. Following the special meetings, the Merger was consummated and Axquisition was merged with and into Raptor on February 5, 1998.

         As provided in the Merger Agreement, each share of Raptor common stock outstanding at the effective time of the Merger was converted into, and represented the right to receive, 0.80 of a share of AXENT common stock and cash in lieu of fractional shares of AXENT common stock. Based upon 13,590,020 shares of Raptor common stock outstanding at December 31, 1997, AXENT would issue approximately 10,872,016 shares of AXENT common stock as a result of the Merger. In addition, as provided in the Merger Agreement, AXENT agreed to issue stock options covering up to 1,842,841 shares of AXENT common stock under the Exchange Plan in exchange for all stock options to purchase Raptor common stock outstanding immediately prior to the effective time of the Merger.

         AXENT will account for the Merger under the pooling-of-interests method of accounting. AXENT expects to take a one-time charge in connection with the Merger estimated to be approximately $17 million.

         Raptor  developed,   marketed,  licensed  and  supported  a  family  of
integrated network security software products that provide comprehensive, enterprise-wide security for organizational networks, including networks that are connected to the Internet. AXENT intends to continue the business of Raptor, which will become a strategic business unit of AXENT, and combine many aspects of the businesses of AXENT and Raptor.

Item 5.  Other Events.

         On February 4, 1998, Jacqueline C. Morby, Richard A. Hosley II and Richard W. Smith resigned as directors of AXENT. On February 5, 1997, Robert A. Steinkrauss, Robert Schechter and Shaun McConnon were appointed to serve as directors of AXENT to fill the vacancies created by those resignations.


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         At the  special  meeting of AXENT  stockholders  on  February  5, 1998,
AXENT's  stockholders  approved  AXENT's 1998 Employee  Stock  Purchase Plan and
AXENT's Incentive Stock Plan, and the reservation of 500,000 and 1,800,000 shares of AXENT common stock, respectively, for issuance thereunder.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. Financial statements of Raptor Systems, Inc. are incorporated herein by reference to AXENT's definitive proxy statement dated January 5, 1998.

(b) Pro Forma Financial Information.
     Pro forma financial statements are incorporated herein by reference to AXENT's definitive proxy statement dated January 5, 1998.

(c) Exhibits. The Agreement and Plan of Merger dated as of December 1, 1997 by and among AXENT Technologies, Inc., Raptor Systems, Inc. and
     Axquisition  Two,  Inc.  is  incorporated   herein  by reference to Annex
     A to AXENT's  definitive proxy statement dated January 5, 1998.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 20, 1998               AXENT Technologies, Inc.

                                       /s/ John C. Becker
                                       By:     John C. Becker
                                       Title:  President and
                                               Chief Executive Officer


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